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                                                                    EXHIBIT 23.2


Interface, Inc.
Atlanta, Georgia


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 19, 2002 relating to the consolidated financial statements and schedule of Interface, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 30, 2001.

We also consent to the reference to us under the caption "Experts" in the prospectus.


                                                            /s/ BDO Seidman, LLP

Atlanta, Georgia
April 26, 2002